Exhibit 5.1
REEDER & SIMPSON P.C.
Attorneys-at-Law

RRE Commercial Center		Raymond E. Simpson
Suite 205, P.O. Box 601		53-55 Akti Miaouli, 6th floor
Majuro, MH 96960, Marshall Islands		185 36 Piraeus, Greece
Telephone:	+692 625 3602	Telephone:	+30 210 429 3323
Fax:	+692 625 3603	Fax:	+30 210 429 3309
E-mail:	dreeder@ntamar.net	E-mail:	simpson@otenet.gr
		Mobile phone:	+30 6945 465 173
September 17, 2010
Navios Maritime Acquisition Corporation
85 Akti Miaoui
185 38 Piraeus, Greece
Ladies and Gentlemen:
We have acted as special counsel to Navios Maritime Acquisition Corporation, a Marshall Islands corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form F-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), the following:
(i)	common stock, $0.0001 par value per share (the “Common Stock”);

(ii)	preferred stock (the “Preferred Stock”);

(iii)	warrants to purchase Common Stock, Preferred Stock, or debt securities (the “Warrants”); and

(iv)	debt securities (the “Debt Securities”);
some or all of which may be issued, in any combination of the above, separately or as units, from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, at an aggregate public offering price not to exceed $500,000,000. The Common Stock, the Preferred Stock, the Debt Securities and the Warrants are collectively referred to herein as the “Offered Securities.”
The Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture (the “Indentures”). Warrants may be issued pursuant to a Warrant Agreement between the Company and a bank or trust company as Warrant Agent (the “Warrant Agreement”).
In connection with this opinion, we have examined the Company’s Amended and Restated Articles of Incorporation (“Articles of Incorporation”) and By-Laws, both as currently in effect, and certain resolutions adopted by the Company’s Board of Directors (the “Board of Directors”) relating to the registration of the Offered Securities and such other documents or records of the corporate proceedings of the Company as we have deemed relevant, and the Registration Statement and the exhibits thereto.
In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.
Based upon the foregoing, we are of the opinion:
1. With respect to the Common Stock, including those duly issued upon due conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Common Stock Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Articles of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Common Stock Authorizing Resolutions, the Common Stock will be validly issued, fully paid and non-assessable.
2. With respect to the Preferred Stock, including those duly issued upon due conversion, exchange or exercise of any Debt Securities or Warrants, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Preferred Stock Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) appropriate Certificate or Certificates of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of the Republic of the Marshall Islands, (iv) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Articles of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Preferred Stock Authorizing Resolutions, such Preferred Stock will be validly issued, fully paid, and non-assessable.
3. With respect to the Debt Securities, including those duly issued upon due conversion, exchange or exercise of any Preferred Stock or Debt Securities, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Debt Securities Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the Debt Securities Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
4. With respect to the Warrants, including those duly issued upon due conversion, exchange or exercise of any Preferred Stock or Debt Securities, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Warrants Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) any Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Warrants Authorizing Resolutions, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
Our opinion is limited to the Business Corporations Act of the Republic of the Marshall Islands, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the laws of the Republic of the Marshall Islands.
We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that the Indentures will be duly authorized, executed, and delivered by the respective trustees thereunder and the Warrant Agreement will be duly authorized, executed, and delivered be the Warrant Agent thereunder, assumptions which we have not independently verified.
It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock, Preferred Stock, Debt Securities and Warrants while the Registration Statement is in effect.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.
Very truly yours,
/s/ REEDER & SIMPSON P.C.
By /s/ Raymond E. Simpson